Exhibit 10.2

STATE SETTLEMENT AGREEMENT

I.PARTIES

This Settlement Agreement (the “Agreement”) is entered into between the [Stateof] (“the State”) and Universal Health Services, Inc. (“UHS, Inc.”) and UHS of Delaware, Inc. (“UHS of Delaware, Inc.”), acting on behalf of the entities listed on Exhibits A and B , (collectively the “Defendants” or “UHS”), hereinafter collectively referred to as “the Parties.”

II.PREAMBLE

As a preamble to this Agreement, the Parties agree to the following:

A.UHS, Inc. is a for-profit holding company which directly or indirectly owns the assets or stock of inpatient and residential psychiatric and behavioral health facilities, namely those listed in Exhibits A and B to this Agreement, that provide services to individuals, including beneficiaries of various federal health care programs.  UHS of Delaware, Inc. is a subsidiary of UHS, Inc. which provides management services to other subsidiaries of UHS, Inc. including inpatient and residential psychiatric and behavioral health facilities, namely those listed in Exhibits A and B to this Agreement, that provide services to individuals, including beneficiaries of various federal health care programs.

B.Pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b) and analogous State false claims act, the following actions were filed:

(1)On May 22, 2012, Carmella Gardner filed a qui tam action in the United States District Court for the Middle District of Florida captioned United States ex rel. Gardner v. Universal Health Services, Inc., No. 3:12-CV-608-3-34.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-03332-AB.

(2)On September 21, 2012, Ricky Naylor filed a qui tam action in the United States District Court for the Northern District of Illinois captioned United States ex rel. Naylor v. Universal Health Services, Inc., No. 12-cv-7552.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:14-cv-06198-AB.

(3)On November 6, 2013, Ashok Jain filed a qui tam action in the United States District Court for the Eastern District of Pennsylvania captioned United States ex rel. Jain v. Universal Health Services, Inc., et al., No. 2:13-cv-06499-AB.

(4)On December 17, 2013, Sheralyn Chisholm filed a qui tam action in the United States District Court for the Northern District of Georgia captioned United States ex rel. Chisholm v. Universal Health Services, Inc., et al., No. 13-CV-4172.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-01892-AB.

(5)On February 12, 2014, Dionna D. Carter, Angela Coleman, Sami Hassan, and ABC LLC, filed a qui tam action in the United States District Court for the Eastern District of Pennsylvania captioned United States ex rel. Doe, et al. v. Universal Health Services, Inc., et al., No. 2:14-cv-00921. On March 26, 2020, ABC, LLC filed a notice voluntarily dismissing all of its claims with prejudice, and its claims were dismissed by Order dated XXXX XX, 2020.

(6)On April 22, 2014, June P. Brinson, Barbara A. Burke, Adrienne D. Reynolds, Demeka N. Smith, Lisa P. Torras, and Inez Mitchell-Warrick filed a qui tam action in the United States District Court for the Middle District of Georgia captioned United States ex rel. Brinson, et al. v. Universal Health Services, Inc., et al., No. 5:14-CV-157.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:14-cv-07275-AB.

(7)On May 28, 2014, Tiffany Mitchell filed a qui tam action in the United States District Court for the Middle District of Georgia captioned United States ex rel. Mitchell v. Turning Point Care Center, Inc., et al., No. 7:14-cv-00081-HL.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:15-cv-00259-AB.

(8)On September 2, 2015, Debra Conaway, Aloma Bryan, and Delores Henderson filed a qui tam action in the United States District Court for the Northern District of Georgia captioned United States ex rel. Conaway, et al. v. Universal Health Services, Inc., et al., No. 1:15-CV-3094.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-02233-AB.

(9)On December 8, 2016, Dr. Matthew Sachs and Laurie Dierstein filed a qui tam action in the United States District Court for the Eastern District of Virginia captioned United States ex rel. Sachs, et al. v. Universal Health Services, Inc., et al., No. 2:16-cv-00705.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv‑ 03604-AB.

(10)On August 25, 2017, Wayne Brockman, Angelique Epps, Nicole Lloyd-Harden, Wayne Petersen, Jr., Lavar Reynolds, Wendell Ray Scott, and Constantine Johnson filed a qui tam action in the United States District Court for the Eastern District of Virginia captioned United States ex rel. Brockman, et al. v. Universal Health Services, Inc., et al., No. 4:17-cv-103. This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-05350-AB.

(11)On June 25, 2018, Thomas Glass filed a qui tam action in the United States District Court for the Western District of Virginia captioned United States ex rel. Glass v. Hughes Center, LLC., et al., No. 4:18-CV-00037.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:18-04018-AB.

(12)On December 26, 2018, Heidi Parent-Leonard filed a qui tam action in the United States District Court for the Western District of Michigan captioned United States ex rel. Parent‑Leonard v. Forest View Psychiatric Hospital, et al., No. 1:18-cv-1426.

(13)On February 13, 2019, Kenneth Russell and Yvette Gates filed a qui tam action in the United States District Court for the Northern District of Georgia captioned United States ex rel. Russell, et al. v. Universal Healthcare Services, Inc., et al., No. 1:19-CV-0764.

(14)On June 21, 2019, Sandra McLauchlin and Christina Varner filed an Amended Complaint in a qui tam action in the United States District Court for the Eastern District of Michigan captioned United States ex rel. McLauchlin, et al. v. Havenwyck Holdings, Inc., et al., No. 2:19-cv-10832.

These qui tam actions will be referred to collectively as the “Civil Actions.”

C.UHS has entered into a separate civil settlement agreement (the “Federal Settlement Agreement”) with the “United States of America” as that term is defined in the Federal Settlement Agreement (the “United States”).

D.The State contends that UHS caused claims for payment to be submitted to the State’s Medicaid Program (42 U.S.C. Chapter 7 Subchapter XIX), including “managed care entities” as defined by 42 U.S.C. § 1396u-2.

E.The State contends that it has certain civil and administrative causes of action, including pursuant to the Texas Human Resources Code Chapter 36, Texas Medicaid Fraud Prevention Act (“TMFPA”), against Defendants for engaging in the following conduct (the “Covered Conduct”):

(1)during the period from January 1, 2007, through December 31, 2018, UHS, Inc., UHS of Delaware, Inc., and the entities listed on Exhibit A submitted or caused to be submitted false claims for services provided to Medicaid beneficiaries at the facilities listed on Exhibit A, resulting from UHS’s (i) admission of beneficiaries who were not eligible for inpatient or residential treatment, (ii) failure to properly discharge beneficiaries when they no longer needed inpatient or residential treatment, (iii) improper and excessive lengths of stay, (iv) failure to provide adequate staffing, training, and/or supervision of staff, (v) billing for services not rendered, (vi) improper use of physical and chemical restraints and seclusion; and (vii) failure to provide inpatient acute or residential care in accordance with federal and state regulations, including, but not limited to, failure to develop and/or update individualized assessments and treatment plans, failure to provide adequate discharge planning, and failure to provide required individual and group therapy;

(2)during the period from January 1, 2010, through December 31, 2018, UHS, Inc., UHS of Delaware, Inc., and the entities listed on Exhibit B, submitted or caused to be submitted false claims for services provided to Medicaid beneficiaries at the facilities listed on Exhibit B, resulting from UHS’s (i) admission of beneficiaries who were not eligible for inpatient or residential treatment, (ii) failure to properly discharge beneficiaries when they no longer needed inpatient or residential treatment, (iii) improper and excessive lengths of stay, (iv) failure to provide adequate staffing, training, and/or supervision of staff, (v) billing for services not rendered, (vi) improper use of physical and chemical restraints and seclusion; and (vii) failure to provide inpatient acute or residential care in accordance with federal and state regulations, including, but not limited to, failure to develop and/or update individual assessments and treatment plans, failure to provide adequate discharge planning, and failure to provide required individual and group therapy.

F.Each of the facilities listed on Exhibits A or B and marked with an asterisk (*) are facilities that UHS acquired from Ascend Health Corp. on October 10, 2012.  Each of the facilities listed on Exhibits A or B and marked with a double asterisk (**) are facilities that UHS acquired from Psychiatric Solutions, Inc. f/k/a Premiere Behavioral Solutions, Inc., on November 15, 2010.  Accordingly, some of the Covered Conduct took place before UHS acquired the facilities at issue.

G.This Agreement is neither an admission of facts or liability by UHS nor a concession by the State that its allegations are not well founded.  UHS denies the State’s allegations in Paragraph E.

H.The Parties mutually desire to reach a full and final settlement as set forth below.

III.TERMS AND CONDITIONS

NOW, THEREFORE, in reliance on the representations contained herein and in consideration of the mutual promises, covenants and obligations set forth in this Agreement, and for good and valuable consideration as stated herein, the Parties agree as follows:

1.UHS agrees to pay to the United States and the Medicaid Participating States (as defined in sub-paragraph (c) and subject to the non-participating state deduction provision of sub-paragraph (d) below), collectively, the sum of One Hundred and Seventeen Million Dollars ($117,000,00.00) plus accrued interest (the “Settlement Amount”).  The Settlement Amount shall constitute a debt immediately due and owing to the United States and the Medicaid Participating States on the “effective date” of the Federal Settlement Agreement, as defined therein and subject to the terms of this Agreement.  The debt shall forever be discharged by payments to the United States and the Medicaid Participating States under the following terms and conditions:

(a)UHS shall pay to the United States the sum of $88,124,761.27 plus accrued interest pursuant to the terms of the Federal Settlement Agreement.

(b)The total portion of the amount paid by UHS for the Covered Conduct for the States (subject to the non-participating state deduction provision of sub-paragraph (d) below) is $57,750,477.46 consisting of a portion paid to the States under this Agreement of $28,875,238.73 and another portion paid to the United States as part of the Federal Settlement Agreement of $28,875,238.73.  UHS shall pay to the Medicaid Participating States the sum of $28,875,238.73 plus accrued interest in the amount of $50,432.78 (the “Medicaid State Settlement Amount”), subject to the non-participating state deduction provision of sub-paragraph below (the “Medicaid Participating State Settlement Amount”), no later than seven (7) business days after the expiration of the 60-day opt-in period for Medicaid Participating States described in Sub-paragraph (c) below.  The Medicaid Participating State Settlement Amount shall be paid and immediately deposited by electronic funds transfer to the New York State Attorney General’s National Global Settlement Account pursuant to written instructions from the state negotiating team (the “State Team”), which written instructions shall be delivered to counsel for UHS.  The electronic funds transfer shall constitute tender and negotiation of the State Amount as defined in Paragraph III. 1. (d) below.

(c)UHS shall execute a State Settlement Agreement with any State that executes such an Agreement in the form to which UHS and the State Team have agreed, or in a form otherwise agreed to by UHS and an individual State.  The State shall constitute a Medicaid Participating State provided this Agreement is fully executed by the State and delivered to UHS’s attorneys within 60 days of receiving this Agreement.  UHS’s offer to resolve this matter with the State shall become null and void absent written agreement between counsel for UHS and the State Team to extend the 60-day period.

(d)The total portion of the amount paid by UHS in settlement for the Covered Conduct for the State is $[TotalSettlement], consisting of a portion paid to the State under this Agreement and another portion paid to the United States as part of the Federal Settlement Agreement.  The amount allocated to the State under this Agreement is the sum of $[StateShare] plus applicable interest (the “State Amount”), of which $[MedicaidRestitution] is restitution or an amount to come into compliance with law If the State does not execute this Agreement within 60 days of receiving this Agreement, the State Amount shall be deducted from the Medicaid State Settlement Amount and shall not be paid by UHS absent written agreement between counsel for UHS and the State Team to extend the time period for executing this Agreement.

2.Contingent upon receipt of the State Amount, the State agrees to dismiss with prejudice any state law claims which the State has the authority to dismiss currently pending against UHS in State or Federal Courts for the Covered Conduct [.][,] (INSERT THE FOLLOWING LANGUAGE IN QUI TAM STATE AGREEMENTS ONLY) including any supplemental state law claims asserted in the Civil Action.  Contingent upon receipt of the State Amount, the State, if served with the Civil Action and otherwise liable to pay a relator’s share, agrees to pay the Relator(s), as soon as feasible after such receipt, such amounts as have been or will be negotiated with the Relator(s) in the Civil Action, which shall be set forth in side letters issued to and executed by the Relator(s) in the Civil Action, the amount of $[TotalRelatorShare] plus applicable interest.  This amount is to be paid through the State Team and has been addressed via side letter(s) with the Relator(s) in the Civil Action(s).

3.Subject to the exceptions in Paragraph 4 below, in consideration of the obligations of UHS set forth in this Agreement, and conditioned upon tender and negotiation of the State Amount, the State agrees to release UHS, Inc., UHS of Delaware, Inc., and the entities listed on Exhibits A and B, together with their current and former parent corporations, partnerships, joint ventures, limited liability company owners and other parent entities; direct and indirect subsidiaries; brother or sister corporations; divisions; current or former corporate owners; and the corporate successors and assigns of any of them,(collectively, the “UHS Released Entities”), from any civil or administrative monetary cause of action that the State has for any claims submitted or caused to be submitted to the State’s Medicaid Program as a result of the Covered Conduct.

4.Notwithstanding the releases given in Paragraph 3 of this Agreement, or any other term of this Agreement, the following claims of the State are specifically reserved and are not released:

(a)any criminal, civil, or administrative liability arising under state revenue codes;

(b)any criminal liability;

(c)any civil or administrative liability that any person or entity, including the UHS Released Entities, has or may have to the State or to individual consumers or state program payors under any statute, regulation, or rule not expressly covered by the release in Paragraph 3 above, including, but not limited to, any and all of the following claims:  (i) State or federal antitrust violations; and (ii) claims involving unfair and/or deceptive acts and practices and/or violations of consumer protection laws;

(d)any liability to the State for any conduct other than the Covered Conduct;

(e)any liability based upon obligations created by this Agreement;

(f)except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusions from the State’s Medicaid Program;

(g)any liability for expressed or implied warranty claims or other claims for defective or deficient products and services, including quality of goods and services;

(h)any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct;

(i)any liability for failure to deliver goods or services due; or

(j)any liability of individuals.

5.In consideration of the obligations of UHS set forth in this Agreement, and the Corporate Integrity Agreement (the “CIA”) that UHS has entered into with the Office of the Inspector General of the United States Department of Health and Human Services in connection with this matter, and conditioned on receipt by the State of the State Amount, the State agrees to release and refrain from instituting, recommending, directing, or maintaining any administrative action seeking exclusion from the State’s Medicaid Program against UHS and the facilities listed in Exhibit A and B for the Covered Conduct, except as reserved in Paragraph 4 above.  Nothing in this Agreement precludes the State from taking action against UHS in the event that UHS is excluded by the federal government, or for conduct and practices other than the Covered Conduct.

6.UHS waives and shall not assert any defenses it may have to criminal prosecution or administrative action for the Covered Conduct, which defenses may be based in whole or in part on a contention, under the Double Jeopardy Clause of the Fifth Amendment of the U.S. Constitution or the Excessive Fines Clause of the Eighth Amendment of the U.S. Constitution, that this Agreement bars a remedy sought in such criminal prosecution or administrative action.

7.In consideration of the obligations of the State set forth in this Agreement, the UHS Released Entities waive and discharge the State and any of its agencies, departments, and personnel including, but not limited to, officials, employees, and agents, whether current or former in their official and individual capacities from any causes of action (including attorneys’ fees, costs, and expenses of every kind and however denominated) which the UHS Released Entities have against the State and any of its agencies, departments, and personnel as previously referenced arising from the State’s investigation and prosecution of the Covered Conduct.

8.The amount that UHS must pay to the State pursuant to Paragraph III.1. above will not be decreased as a result of the denial of any claims for payment now being withheld from payment by the State’s Medicaid Program, or any other state program payor, for the Covered Conduct; and UHS agrees not to resubmit to the State’s Medicaid Program or any other state program payor, any previously denied claims, which denials were based on the Covered Conduct, and agrees to withdraw the appeal of, or not to appeal or cause the appeal of, any such denials of claims.

9.UHS shall not seek payment for any claims for reimbursement to the State’s Medicaid Program covered by this Agreement from any health care beneficiaries or their parents, sponsors, legally responsible individuals, or third-party payors.

10.UHS expressly warrants that it has reviewed its financial condition and that it is currently solvent, meaning that a fair valuation of its property (exclusive of exempt property) exceeds the sum of its debts.

11.The Parties each represent that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever.

12.In the event the United States conducts an investigation of individuals and entities not released in this Agreement, UHS agrees to cooperate fully and truthfully with any State investigation of individuals or entities not released in this Agreement as to the Covered Conduct.  Upon reasonable notice of such an investigation, UHS shall encourage, and agrees not to impair, the cooperation of its directors, officers, and employees, and shall use its best efforts to make available and encourage, the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals and of UHS.  Upon request, UHS agrees to furnish to the State complete and unredacted copies of all non-privileged documents including, but not limited to, reports, memoranda of interviews, and records in its possession, custody or control, concerning any investigation of the Covered Conduct that it has undertaken, or that has been performed by another on its behalf, as well as complete and unredacted copies of any other non-privileged documents in its possession, custody, or control relating to the Covered Conduct.

13.Except as expressly provided to the contrary in this Agreement, each Party to this Agreement shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

14.Except as otherwise stated in this Agreement, this Agreement is intended to be for the benefit of the Parties only, and the Parties do not release any liability as to any other person or entity.  For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all parties to this Agreement and shall not, therefore, be construed against any Party for that reason.

15.Nothing in this Agreement constitutes an agreement by the State concerning the characterization of the amounts paid hereunder for purposes of the State’s revenue code.

16.In addition to all other payments and responsibilities under this Agreement, UHS agrees to pay the State Team’s reasonable expenses and fees, including travel costs, consultant expenses, and administrative fees, as set forth in a side letter agreement issued to and executed by UHS.  UHS will pay this amount by separate check made payable to the National Association of Medicaid Fraud Control Units, after the Medicaid Participating States execute their respective Agreements, or as otherwise agreed by the Parties.

17.This Agreement is governed by the laws of the State, except disputes arising under the CIA shall be resolved exclusively under the dispute resolution provisions of the CIA, and venue for addressing and resolving any and all disputes relating to this Agreement shall be the state courts of appropriate jurisdiction of the State.

18.The undersigned UHS signatories represent and warrant that they are authorized as a result of appropriate corporate action to execute this Agreement.  The undersigned State signatories represent that they are signing this Agreement in their official capacities and that they are authorized to execute this Agreement on behalf of the State through their respective agencies and departments.

19.The Effective Date of this Agreement shall be the date of signature of the last signatory to this Agreement.  Facsimiles of signatures shall constitute acceptable binding signatures for purposes of this Agreement.

20.This Agreement shall be binding on all successors, transferees, heirs, and assigns of the Parties.

21.This Agreement constitutes the complete agreement between the Parties with respect to this matter and shall not be amended except by written consent of the Parties.

22.This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same Agreement.

23.For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by the Parties to this Agreement and shall not, therefore, be construed against any of the Parties for that reason.

[STATEOF]

By:	_____________________________________ Dated:________

_______________________
Name

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Title

_______________________
Organization

By:	_____________________________________ Dated:________

_______________________
Name

_______________________
Title

_______________________
Organization

UHS

DATED: _____________	BY:_____________________________ MATTHEW KLEIN General Counsel for UHS
DATED: _____________	BY:________________________ JONATHAN M. PHILLIPS Gibson Dunn Counsel for UHS

Exhibit A

Facility Name
Anchor Hospital (Southern Cresecent Behavioral Health System) Southern Crescent Behavioral Health - Anchor Hospital Campus
Arbour Hospital
Behavioral Hospital of Bellaire*
Cedar Hills Hospital (University Behavioral Health of Oregon, LLC)*
Central Florida Behavioral Hospital
Crescent Pines Hospital (Southern Crescent Behavioral Health System) Southern Crescent Behavioral Health - Crescent Pines Campus
Cypress Creek Hospital**
El Paso Behavioral Health System*
Forest View Hospital
Fuller Memorial Hospital (Arbour-Fuller Hospital)
Harbor Point Behavioral Health Center, Inc. (f/k/a The Pines Residential Treatment Center/Brighton/Crawford)**
Hartgrove Hosptial (UHS of Hartgrove, Inc.)
Havenwyck Hospital**
HRI Hospital
The Hughes Center**
Kempsville Center for Behvaioral Health**
Keys of Carolina (Keystone Charlotte LLC)
Kingwood Pines Hospital**
Mayhill Hospital*
Meadows Psychiatric Center
NDA Behavioral Health System**
Newport News Behavioral Health Center
Old Vineyard Behavioral Health
Peachford Behavioral Health System of Atlanta
The Recovery Center*
River Point Behavioral Health (TBJ Behavioral Center LLC)**
Rock River Academy and Residential Center**
Roxbury Treatment Center
Saint Simons By the Sea (HHC St. Simons, Inc.) **
Salt Lake Behavioral Health*
Schick Shadel Hospital*
Streamwood Behavioral Health System (BHC Streamwood Hospital, Inc.)**
Turning Point Care Center (Turning Point Care Center, LLC)
University Behavioral Center (Orlando, Florida)
University Behavioral Health of Denton*
Valley Hospital*
Wekiva Springs Center**

West Oaks Hospital**
Westwood Lodge Hospital

The facilities marked with an asterisk (*) are facilities that UHS acquired from Ascend Health Corp. on October 10, 2012.

The facilities marked with a double asterisk (**) are facilities that UHS acquired from Psychiatric Solutions, Inc. f/k/a Premiere Behavioral Solutions, Inc., on November 15, 2010.

Exhibit B

Facility Name
Alabama Clinical Schools
Alliance Health Center**
Arrowhead Behavioral Health**
Atlantic Shores Hospital
Auburn Regional Medical Center Psychiatric Unit
Aurora Pavilion Behavioral Health Services at Aiken Regional Medical Centers
Austin Lakes Hospital**
Austin Oaks Hospital**
Belmont Pines Hospital**
Benchmark Behavioral Health Systems**
BHC Alhambra Hospital**
Black Bear Lodge
Bloomington Meadows Hospital
Brentwood Behavioral Healthcare**
Brentwood Hospital**
Bristol Youth Academy
Brooke Glen Behavioral Hospital**
Brynn Marr Hospital**
Canyon Ridge Hospital**
Cedar Creek Hospital
Cedar Grove Residential Treatment Center
Cedar Ridge Behavioral Hospital
Cedar Ridge Behavioral Hospital at Bethany
Cedar Ridge Residential Treatment Center
Cedar Springs Hospital**
Centennial Peaks Hospital
Center for Change
Chicago Children’s Center for Behavioral Health**
Chris Kyle Patriots Hospital
Clarion Psychiatric Center
Coastal Behavioral Health
Coastal Harbor Treatment Center
Columbus Behavioral Center for Children and Adolescents**
Community Behavioral Health
Compass Intervention Center
Copper Hills Youth Center**
Coral Shores Behavioral Health

Cottonwood Treatment Center
Cumberland Hall Hospital**
Cumberland Hospital**
DeBarr Residential Treatment Center
Del Amo Behavioral Health System
Diamond Grove Center**
Dover Behavioral Health System
Emerald Coast Behavioral Hospital**
Fairfax Behavioral Health**
Fairfax Behavioral Health – Everett**
Fairfax Behavioral Health – Monroe**
Fairmount Behavioral Health System
Fort Lauderdale Behavioral Health Center**
Foundations Behavioral Health
Foundations for Living
Fox Run Center**
Fremont Hospital**
Friends Hospital**
Garfield Park Behavioral Hospital
Garland Behavioral Hospital
Glen Oaks Hospital
Gulf Coast Treatment Center**
Gulf Coast Youth Academy
Gulf Coast Youth Services**
Gulfport Behavioral Health System
Hampton Behavioral Health Center
Heartland Behavioral Health Services**
Heritage Oaks Hospital**
Hermitage Hall
Hickory Trail Hospital**
Highlands Behavioral Health System
Hill Crest Behavioral Health Services**
Holly Hill Hospital**
Horizon Health***
Hospital Panamericano Cidra**
Hospital San Juan Capestrano
Inland Northwest Behavioral Health
Intermountain Hospital**
Jefferson Trail Treatment Center for Children
John Costigan Center

Keystone Center
King George School
Rivendell Behavioral Health Hospital
La Amistad Behavioral Health Services
Lake Bridge Behavioral Health
Lakeside Behavioral Health System
Lancaster Behavioral Health Hospital
Laurel Heights Hospital
Laurel Oaks Behavioral Health Center**
Laurel Ridge Treatment Center**
Liberty Point Behavioral Healthcare**
Lighthouse Behavioral Health Hospital**
Lighthouse Care Center of Augusta**
Lincoln Prairie Behavioral Health Center**
Lincoln Trail Behavioral Health System
Manatee Palms Group Homes
Manatee Palms Youth Services
Marion Youth Center
McDowell Center for Children
Meridell Achievement Center
Mesilla Valley Hospital**
Michiana Behavioral Health**
Midwest Center for Youth and Families
Millwood Hospital**
Mountain Youth Academy
Natchez Trace Youth Academy
North Spring Behavioral Health**
North Star Hospital
Oak Plains Academy
Okaloosa Youth Academy**
Palm Point Behavioral Health
Palm Shores Behavioral Health Center**
Palmer Residential Treatment Center
Palmetto Lowcountry Behavioral Health**
Palmetto Pee Dee Behavioral Health**
Palmetto Summerville Behavioral Health**
Palo Verde Behavioral Health
Panamericano Ponce**
Panamericano San Juan**
Parkwood Behavioral Health System

Pavilion Behavioral Health System
Peak Behavioral Health Services
Pembroke Hospital
Pennsylvania Clinical Schools
Pinnacle Pointe Behavioral Healthcare System**
Poplar Springs Hospital**
Prairie St John’s**
PRIDE Institute**
Provo Canyon Behavioral Hospital
Provo Canyon School
Provo Canyon Schoool - Springville Campus
Psychiatric Institute of Washington
Quail Run Behavioral Health
Red Rock Hospital
Rivendell Behavioral Health Services of Arkansas
River Crest Hospital
River Oaks Hospital
River Park Hospital**
Riveredge Hospital**
Rockford Center
Rolling Hills Hospital**
San Marcos Treatment Center**
SandyPines Residential Treatment Center**
Shadow Mountain Behavioral Health System**
Sierra Vista Hospital**
South Texas Behavioral Health Center
Spring Mountain Sahara
Spring Mountain Treatment Center
Springwoods Behavioral Health
Stonington Institute
Summit Oaks Hospital**
SummitRidge Hospital
Suncoast Behavioral Health Center**
Texas NeuroRehab Center**
Texas Star Recovery**
The Bridgeway
The Brook Hospital – Dupont**
The Brook Hospital – KMI**
The Carolina Center for Behavioral Health
The Horsham Clinic

The Pavilion at Northwest Texas Healthcare System
The Ridge Behavioral Health System
The Vines Hospital**
Three Rivers Behavioral Health**
Three Rivers Midlands**
Timberlawn Mental Health System
TMC Behavioral Health Center
Two Rivers Psychiatric Hospital
Upper East Tennessee Regional Juvenile Detention Center
Valle Vista Health System**
Virgin Islands Behavioral Health**
Virginia Beach Psychiatric Center**
Wellstone Regional Hospital**
West Hills Behavioral Health Hospital**
Willow Springs Center**
Windmoor Healthcare of Clearwater**
Windsor Laurelwood Center for Behavioral Medicine**
Wyoming Behavioral Institute

*** Horizon Health is a subsidiary of UHS, Inc. that provides management services to psychiatric units at non-UHS facilities.